EQ Trust
N-SAR Attachment for Item-74V.
DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEM 74V.
FOR PERIOD ENDING: 12/31/2015
Registrant CIK:  0001027263
FILE NUMBER: 811- 007953
 74V.      Net asset value per share (to nearest cent)
Negative answer permitted in this field.

Portfolios GROUP  Class IA   Class IB   Class K

All Asset Aggressive-Alt 25 Portfolio EQAT  11.10 11.10
All Asset Aggressive-Alt 50 Portfolio EQAT  8.49 8.49
All Asset Aggressive-Alt 75 Portfolio EQAT  8.09 8.09
All Asset Growth-Alt 20 Portfolio EQAT 17.84 17.88 17.80
All Asset Moderate Growth-Alt 15 Portfolio EQAT  10.45 10.45
ATM International Managed Volatility Portfolio EQAT   9.21
ATM Large Cap Managed Volatility Portfolio EQAT   12.47
ATM Mid Cap Managed Volatility Portfolio EQAT   7.25
ATM Small Cap Managed Volatility Portfolio EQAT   10.59
AXA 2000 Managed Volatility Portfolio EQAT  17.02 17.12
AXA 400 Managed Volatility Portfolio EQAT  18.75 18.89
AXA 500 Managed Volatility Portfolio EQAT  18.72 18.85
AXA Aggressive Strategy Portfolio EQAT  12.33
AXA Balanced Strategy Portfolio EQAT 13.79 13.81
AXA Conservative Growth Strategy Portfolio EQAT  13.15
AXA Conservative Strategy Portfolio EQAT  11.72
AXA Global Equity Managed Volatility Portfolio EQAT 14.49 14.46 14.49
AXA Growth Strategy Portfolio EQAT 15.43 15.44
AXA International Core Managed Volatility Portfolio EQAT 9.11 9.12 9.14
AXA International Managed Volatility Portfolio EQAT  11.61 11.67
AXA International Value Managed Volatility Portfolio EQAT 11.51 11.51 11.54
AXA Large Cap Core Managed Volatility Portfolio EQAT 9.06 9.06 9.06
AXA Large Cap Growth Managed Volatility Portfolio EQAT 27.43 26.79 27.42
AXA Large Cap Value Managed Volatility Portfolio EQAT 14.93 14.89 14.93
AXA Mid Cap Value Managed Volatility Portfolio EQAT 14.74 14.62 14.74
AXA Moderate Growth Strategy Portfolio EQAT  14.89
AXA Natural Resources Portfolio EQAT  6.27 6.27
AXA SmartBeta Equity Portfolio EQAT  10.67 10.67
AXA Ultra Conservative Strategy Portfolio EQAT  10.23
AXA/AB Dynamic Moderate Growth Portfolio EQAT  11.64
AXA/AB Short Duration Government Bond Portfolio EQAT  9.84 9.90
AXA/AB Small Cap Growth Portfolio EQAT 17.21 16.15 17.22
AXA/AB Dynamic Growth Portfolio EQAT  9.60 9.60
AXA/Doubleline Opportunistic Core Plus Bond Portfolio EQAT  9.61 9.61
AXA/Franklin Balanced Managed Volatility Portfolio EQAT 9.80 9.80 9.80
AXA/Franklin Small Cap Value Managed Volatility Portfolio EQAT 13.91 13.93 13.91
AXA/Franklin Templeton Allocation Managed Volatility Portfolio EQAT 9.90 9.90
AXA/Goldman Sachs Strategic Allocation Portfolio EQAT  9.70 9.70
AXA/Horizon Small Cap Value Portfolio EQAT  8.55 8.54
AXA/Invesco Strategic Allocation Portfolio EQAT  9.64 9.64
AXA/Loomis Sayles Growth Portfolio EQAT 6.25 6.28 6.25
AXA/Lord Abbett Micro Cap Portfolio EQAT  8.95 8.97
AXA/Morgan Stanley Small Cap Growth Portfolio EQAT  9.14 9.15
AXA/Mutual Large Cap Equity Managed Volatility Portfolio EQAT 12.44 12.42 12.44
AXA/Pacific Global Small Cap Value Portfolio EQAT  7.16 7.15
AXA/Templeton Global Equity Managed Volatility Portfolio EQAT 11.18 11.18 11.18
EQ/BlackRock Basic Value Equity Portfolio EQAT 19.90 19.95 19.90
EQ/Boston Advisors Equity Income Portfolio EQAT 5.79 5.81 5.79
EQ/Calvert Socially Responsible Portfolio EQAT 11.11 10.94
EQ/Capital Guardian Research Portfolio EQAT 21.07 21.10 21.03
EQ/Common Stock Index Portfolio EQAT 25.88 25.73
EQ/Convertible Securities Portfolio EQAT  9.84 9.82
EQ/Core Bond Index Portfolio EQAT 9.87 9.88 9.86
EQ/Emerging Markets Equity PLUS Portfolio EQAT  7.36 7.35
EQ/Energy ETF Portfolio EQAT  6.13 6.13
EQ/Equity 500 Index Portfolio EQAT 34.49 34.32 34.46
EQ/GAMCO Mergers and Acquisitions Portfolio EQAT 12.65 12.59 12.75
EQ/GAMCO Small Company Value Portfolio EQAT 49.26 49.34 49.25
EQ/Global Bond PLUS Portfolio EQAT 8.85 8.83 8.90
EQ/High Yield Bond Portfolio EQAT  8.99 8.98
EQ/Intermediate Government Bond Portfolio EQAT 10.28 10.22 10.28
EQ/International Equity Index Portfolio EQAT 8.42 8.29 8.41
EQ/Invesco Comstock Portfolio EQAT 13.79 13.80 13.76
EQ/JPMorgan Value Opportunities Portfolio EQAT 15.41 15.44 15.40
EQ/Large Cap Growth Index Portfolio EQAT 11.81 11.50 11.81
EQ/Large Cap Value Index Portfolio EQAT 7.76 7.74 7.73
EQ/Low Volatility Global ETF Portfolio EQAT  9.91 9.91
EQ/MFS International Growth Portfolio EQAT 6.52 6.53 6.52
EQ/Mid Cap Index Portfolio EQAT 12.97 12.79 12.97
EQ/Money Market Portfolio EQAT 1.00 1.00
EQ/Morgan Stanley Mid Cap Growth Portfolio EQAT 16.45 16.24 16.59
EQ/Oppenheimer Global Portfolio EQAT 14.73 14.72
EQ/PIMCO Global Real Return Portfolio EQAT  9.26 9.28
EQ/PIMCO Ultra Short Bond Portfolio EQAT 9.77 9.79 9.77
EQ/Quality Bond PLUS Portfolio EQAT 8.47 8.43 8.46
EQ/Real Estate PLUS Portfolio EQAT  10.17 10.20
EQ/Small Company Index Portfolio EQAT 10.10 10.11 10.10
EQ/T. Rowe Price Growth Stock Portfolio EQAT 38.58 38.17 38.99
EQ/UBS Growth and Income Portfolio EQAT  8.35
EQ/Wells Fargo Omega Growth Portfolio EQAT 10.73 10.43 10.81
Multimanager Aggressive Equity Portfolio EQAT 45.89 45.06 45.76
Multimanager Core Bond Portfolio EQAT 9.74 9.76 9.74
Multimanager Mid Cap Growth Portfolio EQAT 8.50 8.08 8.63
Multimanager Mid Cap Value Portfolio EQAT 13.26 13.00 13.26
Multimanager Technology Portfolio EQAT 20.09 19.51 20.36